UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 29, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition
On July 29, 2014, EZCORP, Inc. issued a press release announcing its results of operations and financial condition for the third fiscal quarter and nine month period ended June 30, 2014. A copy of that press release is attached as Exhibit 99.1.
As used herein, “GAAP” refers to accounting principles generally accepted in the United States.
The press release furnished in Exhibit 99.1 presents the financial results in accordance with GAAP. In addition, segment contribution, income from continuing operations, net income, net income attributable to EZCORP, Inc. and earnings per share for the three and nine months ended June 30, 2014 and 2013 are also presented on a non-GAAP basis. Information sufficient to reconcile the non-GAAP measure to the GAAP measure is also presented. This non-GAAP financial measure is not meant to be considered in isolation or as a substitute for the corresponding GAAP measure.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing made by EZCORP under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated July 29, 2014, announcing EZCORP, Inc.’s results of operations and financial condition for the third fiscal quarter and nine month period ended June 30, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	July 29, 2014	By:	/s/ Mark Kuchenrither
Mark Kuchenrither
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated July 29, 2014, announcing EZCORP, Inc.’s results of operations and financial condition for the third fiscal quarter and nine month period ended June 30, 2014.

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